Exhibit 99.2

Howe Barnes Annual Bank Conference August 19-20, 2008

Road map Corporate Overview Financial Performance Operating Strategy Outlook

Who are We? Yadkin Valley Bank chartered in 1968 Total assets of $1.4 billion Strong management team with an average of over 30 years of banking experience 30 branches across 12 counties in central and northwestern North Carolina Wilmington LPO Sidus Financial - mortgage subsidiary Focused on initiating, servicing, and expanding small business relationships

Proven Integration Strategy Since 2002, we have successfully integrated the acquisition of: Three banking institutions with total assets of $625 million One mortgage company with operations in 12 states Single bank charter and core processing system, yet retain local brands, which enhances customer and employee loyalty Decisions made locally - each market overseen by a regional president

Footprint Expanding in High Growth Markets

High Growth Demographics Source: SNL Financial

North Carolina Economy is Resilient North Carolina ranked 6th in America's Top States for Business (CNBC, July 2008) Raleigh-Durham area ranked #1 in Best Places for Business and Careers (Forbes, March 2008) Durham's unemployment rate of 5.1% below the state rate of 6.0% and national rate 5.7% (Bureau of Labor Statistics, June 2008) Charlotte ranked 7th best city in the U.S. in which to buy a home (Forbes, July 2008) Single family home prices in Charlotte increased 1% between April and May '08 and decreased only 0.2% year-over-year (S&P/Case-Shiller, May 2008)

Selected Deposit Market Share Data Rank 4th in Iredell County, with 12% of a $2.1 billion deposit market Rank 6th in Durham County, with 5% of a $3.2 billion deposit market Rank 6th in Surry County, with 8% of a $1.2 billion deposit market Hold a small, yet growing share of a $90.4 billion deposit market in Mecklenburg County Source: SNL Financial

A Track Record of Solid Growth 5-Year CAGR Diluted EPS 9% Assets 13% Loans 16% Deposits 12% Noninterest Income 22%

We Continue to Outperform Peers NC YAVY Peers ROAA 0.98% 0.50% ROAE 8.76% 6.31% Efficiency Ratio 58.58% 65.19% Nonint Inc/Oper Rev* 27% 20% Based on Trailing Twelve Months' Data: Source: SNL Financial *Noninterest income as a percentage of net interest income before provision expense plus noninterest income.

Asset Quality Consistently Outperforms Peers Source: SNL Financial NC Peers include: FNBN, GRAN, PEBK, FBNC, NBBC, COOP, FSBK, BNCN, SCMF, CBKN, and CRFN

Asset Quality Consistently Outperforms Peers Source: SNL Financial NC Peers include: FNBN, GRAN, PEBK, FBNC, NBBC, COOP, FSBK, BNCN, SCMF, CBKN, and CRFN

Second Quarter 2008 Financial Highlights Reserves/loans of 1.42%, compared to 1.32% in 2Q07 and 1.40% in 1Q08 Total NPLs were 0.43% of loans; NCO ratio of 0.14% Total capital ratio of 10.62%; tangible equity ratio of 6.63% Net interest margin of 3.34%, down from 4.21% at 2Q07 and 3.56% in 1Q08 Net income down 44% to $2.1 million compared to $3.8 million in 2Q07; diluted EPS of $0.19 down 46% compared to $0.35 in 2Q07 Excluding non-recurring merger expenses of $330,000, net income was $2.4 million and diluted EPS were $0.21 Loan loss provision of $1.1 million, up $878,000 from $200,000 in 2Q07; the additional loan loss provision accounted for $0.05 per share

A Diverse Loan Portfolio Loan Portfolio: $1.24 Billion As of June 30, 2008 Average loan yield 2Q08: 6.27% Variable rate loans account for approximately 50% of the portfolio Owner-occupied CRE accounts for approximately 38% of CRE loans Residential construction accounts for 36% of construction/development loans or 7% of total loans Reserve coverage of 1.42% of loans held for investment as of 2Q08

Asset Quality Remains Strong Total Nonperforming Loans: $4.8 Million NPLs by Loan Type (as a % of total NPLs) as of June 30, 2008: NPLs/loans were 0.43% at 2Q08, down from 0.48% at 1Q08

Strong Core Deposit Base Fuels Loan Growth Total Deposits: $1.10 Billion As of June 30, 2008 Average cost of interest-bearing deposits as of 2Q08: 3.31%; down from 3.78% at 1Q08 Average cost of borrowings at 2Q08 was 3.12%; down from 4.70% at 1Q08 Brokered CDs accounted for 2% of total deposits Core deposits represent 75% of total deposits

Managing Through the Current Environment Net Interest Margin Running off high cost deposits, replacing them with lower cost borrowings in the short-term Core deposits remain a significant source of funding (75% of total deposits) Stronger focus on low-cost deposit gathering Asset Quality Strengthened past due and risk grade reporting process - better information flow and management control of loan portfolio Adding structure and resources to credit administration and review processes Review watch list and nonaccruals regularly

Long-Term Vision Expansion in high growth areas through: Attractive acquisition opportunities De novo branching LPOs Durham, Wake and Mecklenburg Counties are our primary areas of focus South Carolina remains a long-term goal Total assets of >$2.0 billion

Expectations for 2H08 We believe the net interest margin has bottomed at 3.34% during 2Q08 Expect modest NIM expansion during the second half of 2008 as 48% of CDs reprice at lower rates 2H08 cost savings associated with Cardinal ~ $750,000 NPLs/loans and NCO ratio expected to outperform the industry Industry average showed NPLs/loans of 1.01% and NCO ratio of 0.31% as of 2Q08 Reserves/loans expected ~ 1.38% and 1.40% during 2H08 Expect loan growth to be similar to 2Q08 levels throughout the remainder of 2008 (12% linked quarter, annualized)

Forward-Looking Statement This presentation contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the 2007 Yadkin Valley Financial Corporation Annual Report filed on Form 10-K with the Securities & Exchange Commission.

For Further Information Contact: Edwin Laws, EVP & Chief Financial Officer (336) 526-6313 edwin.laws@yadkinvalleybank.com